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                                                                     EXHIBIT 15

           LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

        Re: Registration Statement No. 33-56920 on Form S-8 dated Jan. 11, 1993
                                   No. 33-54909 on Form S-3 dated Aug. 3, 1994
                                   No. 33-55981 on Form S-3 dated Oct. 11, 1994

        With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 21, 1995, related to our review of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.


                                                        KPMG PEAT MARWICK LLP

Houston, Texas
April 21, 1995